===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 8, 2000

                           SOLIGEN TECHNOLOGIES, INC.

             (exact name or registrant as specified in its charter)

          Wyoming                     1-12694                 95-4440838
 (State or other jurisdiction      (Commission File        (I.R.S. Employer
 incorporation or organization        Number)             Identification No.)

              19408 Londelius Street, Northridge, California 91324
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 818-718-1221

===============================================================================

                           SOLIGEN TECHNOLOGIES, INC.

                                    FORM 8-K

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 3, 2000, Soligen Technologies, Inc. (the "Company") received formal notification that Arthur Andersen LLP ("Andersen") resigned as the Company's principal Independent Public Accountants. Andersen stated that they had limited resources and the Company was not of a size and capitalization that warranted any further interest on their part.

During the Company's two most recent fiscal years and the interim period preceding termination, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Andersen would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Andersen has advised the Company by letter dated March 8, 2000 that it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B in this report on Form 8-K.

Andersen's reports on the Company's financial statements for the previous two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

The engagement of Singer, Lewak, Greenbaum & Goldstein, LLP as Independent Public Accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2000 was approved by the Company's Board of Directors on March 3, 2000.

ITEM 7.  EXHIBITS

The following exhibit is filed herewith and this list constitutes the exhibit index.

EXHIBIT NO.       DOCUMENT DESCRIPTION
----------        --------------------

   16  Letter from Arthur Andersen LLP to the Company dated March 8, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



March 8, 2000                              SOLIGEN TECHNOLOGIES, INC.

                                           By:/s/ Yehoram Uziel
                                              -------------------------------
                                              Yehoram Uziel, President, Chief
                                              Executive Officer and Chairman
                                              of the Board